SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PAYMENTECH INC

          MJG ASSOCIATES, INC.
                                 7/26/99            6,000-           25.5000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/26/99           23,000-           25.5000
          GABELLI INTERNATIONAL LTD
                                 7/26/99           62,700-           25.5000
                                 7/22/99           12,700            25.4375
          GAMCO INVESTORS, INC.
                                 7/26/99          300,000-           25.5000
                                 7/26/99        1,008,200-           25.5000
                                 7/08/99            6,200            25.3750
                                 7/07/99            2,400            25.3125
                                 7/06/99           10,000            25.3125
                                 7/02/99            1,900            25.3125
                                 7/01/99           12,300            25.3125
          GABELLI ASSOCIATES LTD
                                 7/26/99          158,400-           25.5000
                                 7/21/99           16,400            25.3750
                                 7/20/99           10,000            25.3750
                                 7/26/99            3,000-           25.5000
          GABELLI ASSOCIATES FUND
                                 7/26/99          258,200-           25.5000
                                 7/26/99           12,500            25.4375
                                 7/23/99            6,000            25.4375
                                 7/22/99           22,200            25.3750
                                 7/20/99           20,000            25.3750
          GABELLI FUNDS, LLC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 7/26/99           80,000-           25.5000
               THE GABELLI ABC FUND
                                 7/26/99          201,000-           25.5000



          (1) ALL TRANSACTIONS ON 7/26/99 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS SCHEDULE 13D. ALL OTHER TRANSACTIONS
              WERE  EFFECTED
              ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.